UNITED STATES

SECURITIES ANDEXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2007

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRSEmployer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On December 17, 2003, Solutia, Inc. ("Solutia") and its fourteen U.S. subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors’ chapter 11 cases were consolidated for the purpose of joint administration and were assigned the lead case number 03−17949 (PCB).

On October 15, 2007, Solutia filed its Fifth Amended Joint Plan of Reorganization (as may be modified, the “Plan”) and the related Fifth Amended Disclosure Statement (the “Disclosure Statement”) with the Bankruptcy Court.  The Disclosure Statement was approved by the Bankruptcy Court on October 19, 2007 and then was sent to Solutia’s creditors and equity interest holders to solicit approval of the Plan.  After votes were received and tabulated, a hearing was held before the Bankruptcy Court on November 29, 2007 at which hearing the Plan was approved.

On December 20, 2007, Solutia announced that the common stock of reorganized Solutia that will be issued pursuant to the company’s Plan has begun trading on the New York Stock Exchange under the ticker symbol SOA on a “when issued” basis.  A copy of the Press Release announcing the New York Stock Exchange listing is furnished as Exhibit 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

SOLUTIA INC.
(Registrant)

/s/ Rosemary L. Klein
Senior Vice President, General Counsel and Secretary

DATE:  December 21, 2007

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	Press Release